UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing the appointment of James G. Mackey as the company’s executive vice president and chief financial officer, effective the week of November 11, 2013.

Mackey, age 46, will succeed Ross J. Kari, who has served as executive vice president and chief financial officer since October 2009. On December 18, 2012, Kari notified the company of his intent to retire in the second half of 2013 following his 55th birthday.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Mackey joins Freddie Mac from Ally Financial Inc., an auto finance and direct banking financial services company, where he has been serving as executive vice president and chief financial officer since June 2011, after serving as interim chief financial officer since April 2010. Mackey joined Ally Financial in March 2009 as group vice president and senior finance executive. Previously, Mackey served as chief financial officer for the Corporate Investments, Corporate Treasury and Private Equity divisions at Bank of America Corporation, a financial services firm, from 2007 to 2009.

Freddie Mac has entered into a Memorandum Agreement with Mackey, which provides for his employment as executive vice president and chief financial officer of Freddie Mac. A copy of the Memorandum Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference. The Federal Housing Finance Agency (“FHFA”), the company’s conservator, has approved this Memorandum Agreement and consulted with the U.S. Department of the Treasury (“Treasury”).

The terms of his Memorandum Agreement provide Mackey with the following during his employment with Freddie Mac:

•	An annual base salary of $500,000;

•	A target annual total direct compensation (“Target TDC”) opportunity of $3,000,000, which will consist of the base salary of $500,000 and deferred salary of $2,500,000. Deferred salary is earned in each quarter and is paid in cash in the last pay period of the corresponding quarter of the following calendar year. The at-risk portion of the deferred salary is equal to thirty percent of Mackey’s Target TDC, or $900,000, up to half of which may be reduced based on the company’s performance against objectives established by FHFA and up to half of which may be reduced based on performance against objectives established by Freddie Mac and Mackey’s individual performance. The fixed portion of the deferred salary is equal to Mackey’s Target TDC less his base salary and at-risk deferred salary, and is equal to $1,600,000;

•	A cash sign-on award of $960,000 in recognition of the forfeited compensation at his current employer and commuting expenses during the first several months of employment. This award will be paid in installments during Mackey’s first year of employment with Freddie Mac. If Mackey is not an employee of Freddie Mac on an installment payment date, the installment will be forfeited. Each installment will be subject to repayment in the event that, prior to the first anniversary of an installment payment date, Mackey terminates his employment with Freddie Mac for any reason or Freddie Mac terminates his employment due to the occurrence of any of the forfeiture events described in the recapture and forfeiture agreement. A copy of the form of recapture and forfeiture agreement is attached as Exhibit 10.3 to Freddie Mac’s Form 8-K filed June 12, 2013 and is incorporated herein by reference. For a description of this recapture and forfeiture agreement see Freddie Mac’s Form 8-K filed June 12, 2013; and

•	The opportunity to participate in all employee benefit plans offered to Freddie Mac’s senior executive officers, including the company’s Supplemental Executive Retirement Plan (“SERP”), pursuant to the terms of these plans. For a description of these plans see Freddie Mac’s Form 10-K filed February 28, 2013.

Freddie Mac also has entered into a Restrictive Covenant and Confidentiality Agreement with Mackey. A copy of the Restrictive Covenant and Confidentiality Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and incorporated herein by reference. Mackey is subject to non-competition and non-solicitation of employees restrictions for a period of one year following any termination of his employment, and he is also subject to certain restrictions with respect to confidential information obtained during the course of his employment.

Freddie Mac will enter into an indemnification agreement with Mackey. A copy of the form of indemnification agreement is attached as Exhibit 10.54 to Freddie Mac’s Form 10-K filed March 9, 2012 and is incorporated herein by reference. For a description of this indemnification agreement see Freddie Mac’s Form 10-K filed February 28, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Memorandum Agreement, dated September 24, 2013, between Freddie Mac and James Mackey*
10.2	Restrictive Covenant and Confidentiality Agreement, dated September 25, 2013, between Freddie Mac and James Mackey*
99.1	Press Release, dated September 30, 2013, issued by Freddie Mac

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: September 30, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Memorandum Agreement, dated September 24, 2013, between Freddie Mac and James Mackey*
10.2	Restrictive Covenant and Confidentiality Agreement, dated September 25, 2013, between Freddie Mac and James Mackey*
99.1	Press Release, dated September 30, 2013, issued by Freddie Mac

* This exhibit is a management contract or compensatory plan or arrangement.